# LINE OF CREDIT PROMISSORY NOTE

Up to $10,000,000.00 June 14th, 2006

**FOR VALUE RECEIVED,** EUROWEB RE, Corp, a Nevada corporation ("Borrower") promises to pay to the order of EUROWEB INTERNATIONAL CORP., a Delaware corporation ("Lender"), the principal sum of One Million Dollars ($1,000,000.00), or so much thereof as may be disbursed to, or for the benefit of the Borrower by Lender in Lender's sole and absolute discretion. It is the intent of the Borrower and Lender hereunder to create a line of credit agreement (the "Line of Credit") between Borrower and Lender whereby Borrower may borrow up to $ 10,000,000.00 from Lender with each additional draw under the Line of Credit to be made upon request of Borrower by submitting a written demand three (3) business days in advance but ***not*** prior to June 15th, 2006 with each additional draw shall be evidenced by a promissory note similar to this note.

Lender shall have the sole option, at any given time, to declare the entire amount due and owing and/or entire draw, and/or any partial amount owed, to be immediately due and payable by giving Borrower a notice 30 days in advance. (Hereinafter "Pay-off Demand").

**INTEREST & PRINCIPAL:** The unpaid principal of this line of credit shall bear simple interest at the rate of twelve percent (12%) per annum.

Interest shall be calculated based on the principal balance as may be adjusted from time to time to reflect additional advances made hereunder. Interest on the unpaid balance of this Note shall accrue monthly but shall not be due and payable until such time as when the principal balance of this Note becomes due and payable. The principal balance of this Note shall be due and payable on January 14, 2008 or upon a Pay-off Demand as described above. There shall be no penalty for early repayment by the Borrower of all or any part of the principal.

**SECURITY:** This Note shall be secured by a Deed of Trust upon certain property(ies) not owned by the Borrower though part of a JV of the Borrower with a third party, or owned by the Borrower.

**DEFAULT:** The Borrower shall be in default of this Note on the occurrence of any of the following events: (i) the Borrower shall fail to meet its obligation to make the required principal or interest payments hereunder; (ii) the Borrower shall be dissolved or liquidated; (iii) the Borrower shall make an assignment for the benefit of creditors or shall be unable to, or shall admit in writing their inability to pay their debts as they become due; (iv) the Borrower shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or any such action shall be commenced against the undersigned; and (v) the Borrower shall suffer a receiver to be appointed for it or for any of its property or shall suffer a garnishment, attachment, levy or execution.

REMEDIES: Upon default of this Note, Lender may declare the entire amount due and owing hereunder to be immediately due and payable. If action be instituted on this note Borrower promises to pay such sum as the Court may fix as attorney's fees. Lender may also use all remedies in law and in equity to enforce and collect the amount owed under this Note.

Borrower hereby waives demand, presentment, notice of dishonor, diligence in collecting, grace and notice of protest.

**BORROWER:**

EUROWEB RE, Corp, a Nevada corporation

By: ______________________

Yossi Attia, its President

**LENDER:**

EUROWEB INTERNATIONAL CORP., a Delaware corporation

By: ______________________

Moshe Schnapp, its President